Exhibit 4.28

Portions of this exhibit have been omitted pursuant to Item 601 (b)(10)(iv) of Regulation S-K on the basis that the registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

INVESTMENT COOPERATION AND BUSINESS OPPORTUNITY EXPLORATION AGREEMENT

No: [***]

This investment cooperation and business opportunity exploration agreement (the “Agreement”) is made in Hanoi, Vietnam, on September 30, 2025, by and between:

1.

SAIGON GLORY LIMITED LIABILITY COMPANY, a company duly established and operating under the laws of Vietnam, with Enterprise Registration Certificate No. [***] issued for the first time on June 23, 2018 by the Business Registration Office – Department of Planning and Investment (now is Department of Finance) of Ho Chi Minh City (as amended and supplemented from time to time), having its registered office at No. 1 Pham Ngu Lao Street, Sai Gon Ward, Ho Chi Minh City, Vietnam, with its legal representative being [***] (hereinafter referred to as “SGC”);

and

2.

VINFAST TRADING AND PRODUCTION JOINT STOCK COMPANY, a company duly established and operating under the laws of Vietnam, with Enterprise Registration Certificate No. [***] issued for the first time on June 21, 2017 by the Business Registration Office – Department of Planning and Investment (now is Department of Finance) of Hanoi City (as amended and supplemented from time to time), having its registered office at Dinh Vu – Cat Hai Economic Zone, Cat Hai Island, Cat Hai Special Zone, Hai Phong City, Vietnam, with its legal representative being [***] (hereinafter referred to as “VinFast”).

SGC and VinFast are hereinafter collectively referred to as the “Parties” and each individually as a “Party.”

RECITALS

A.

On June 25, 2025, the Parties entered into an in-principle agreement on investment cooperation and business opportunity exploration [***] to record their agreement in principle to jointly cooperate in exploring investment and business opportunities available to SGC, on the basis that no new legal entity shall be established (the “In-principle Agreement”).

B.	VinFast has made a deposit payment to SGC in the amount of VND [***] (in words: [***] Vietnamese Dong) pursuant to Article 2 of the In-principle Agreement.
C.	SGC has notified VinFast of the Business Plan, and the Parties have discussed and agreed upon such Business Plan in accordance with Article 1 of the In-principle Agreement.

NOW, THEREFORE, the Parties hereby enter into this Agreement under the following terms and conditions:

ARTICLE 1. DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, capitalized terms shall have the meanings given to them in the In-principle Agreement, except as otherwise defined herein or where the context otherwise requires:

(a)	“Business Cooperation” has the meaning ascribed to it in Article 2.1.
(b)	“Business Plan” is set out in Schedule 1 and may be amended and supplemented from time to time based on mutual agreement between the Parties.
(c)	“Capital Contribution” has the meaning ascribed to it in Article 5.1.
(d)

“Shared Profit” means the portion of profit (before tax) allocated to VinFast based on the actual business results, in proportion to its contribution to the Cooperation Capital as set out in the Business Plan.

“Committed Benefit” means the portion of profit (before tax) that SGC commits VinFast shall receive pursuant to the business result in Schedule 1 on the basis that the entire Capital Contribution is invested or in any new appendix as mutually agreed by the Parties from time to time as provided in Article 3.1(b).

(e)	“Business Day” means any day (other than Saturday, Sunday, or any public holiday in Vietnam, including substitute holidays) on which Banks are open for normal business in Vietnam.
(f)	“In-principle Agreement” has the meaning ascribed to it in the Recitals.
(g)	“Cooperation Term” has the meaning ascribed to it in Article 2.3.
(h)	“VND” means the lawful currency of Vietnam.
1.2	Interpretation

Unless the context otherwise requires, in this Agreement:

(a)

References to “of this Agreement,” “in this Agreement,” “under this Agreement,” and similar expressions shall be construed as references to the Agreement as a whole and not to any particular provision of this Agreement.

(b)	References to a party (or the parties), schedules, articles, and clauses are references to a party (or the parties), schedules, articles, and clauses of this Agreement.
(c)	Headings are for convenience only and shall not affect the interpretation of this Agreement.
(d)

References to any document, instrument, or contract shall (i) include all schedules and other attachments thereto, (ii) include all documents, instruments, or contracts issued or entered into in substitution or replacement thereof, and (iii) mean such document, instrument, or contract, or any substituted or replaced version thereof, as amended, modified, or supplemented from time to time in accordance with its terms and in effect at the relevant time.

(e)

References to any legislation in this Agreement shall be construed as references to such legislation as amended, supplemented, extended, or re-enacted, and to any subordinate legislation made under it, in each case as in force from time to time.

(f)	References to any person shall be deemed to include its successors, permitted assigns, and transferees of rights and/or obligations.

ARTICLE 2.OBJECTIVES AND SCOPE OF COOPERATION

2.1	Scope and Content of Cooperation

On the basis of compliance with the Civil Code and other applicable laws and regulations of Vietnam, and subject to the terms and conditions of this Agreement, VinFast and SGC agree to cooperate (without establishing a new legal entity) for the purposes of investment and business opportunity exploration through the implementation of the Business Plan. Depending on the business performance under the Business Plan during the Cooperation Term, SGC shall declare and distribute monetary profits (before tax) to VinFast and/or refund part or all of the Capital Contribution to VinFast in accordance with this Agreement (the “Business Cooperation”).

2.2	Principles of Cooperation
(a)

VinFast shall contribute capital for SGC to invest in and exploit the business opportunities under the Business Plan during the Cooperation Term. Subject to the full performance of its rights and obligations under this Agreement, VinFast shall be entitled to receive monetary benefits before tax and repayment of its Capital Contribution in accordance with this Agreement.

(b)

SGC shall contribute the rights to develop and exploit the business opportunities, projects under the Business Plan (including existing and future projects (if any)), together with its efforts, management costs, and operational expenses during the Cooperation Term. Subject to the full performance of its rights and obligations under this Agreement, SGC shall be entitled to all benefits before tax derived from the business activities under the Business Plan, after deduction of the Shared Profit before tax allocated to VinFast and is obliged to repay VinFast’s Capital Contribution in accordance with this Agreement.

2.3	The Cooperation Term of the Parties under this Agreement shall be [***] years from the date this Agreement is mutually executed and becomes effective (the “Cooperation Term”).
2.4	The cooperation under this Agreement shall cover the entire business operations undertaken by SGC during the Cooperation Term and as set forth in the Business Plan mutually agreed upon by the Parties.

ARTICLE 3.PRINCIPLES OF COOPERATION

3.1	Business Plan
(a)

The Parties have agreed to implement the Business Plan attached hereto as Schedule 1. In the event that SGC identifies opportunities or the rights to develop projects not covered under the Business Plan, SGC shall notify VinFast by a written proposal specifying: (i) the proposed amendments; (ii) the reasons for such amendments; and (iii) any other relevant matters for the Parties to discuss and agree in writing on the adjustment of the Business Plan.

(b)

In the event that SGC obtains any opportunity and/or the right to exploit business projects not included in the Business Plan, SGC shall promptly notify VinFast of such opportunity or new project so that the Parties may discuss and agree to supplement the Business Plan accordingly and amend the Committed Benefit by a new Appendix.

3.2	Business Management

On the basis of the agreed Business Plan, VinFast agrees to grant SGC full authority to manage and make all decisions necessary for the implementation of the business as planned, except in the following cases where SGC must notify and obtain VinFast’s prior approval, provided that (i) such approval shall be given in a timely manner and within the deadline required by SGC, in any event not later than [***] ([***]) Business Days, and (ii) VinFast shall not unreasonably withhold its approval:

(a)	Entering into transactions with related persons of SGC. “Related persons” shall mean the individuals and organizations as defined under Clause 23, Article 4 of the Law on Enterprises 2020.
(b)	Entering into transactions with a value exceeding [***]% of the Total Assets of SGC, except for those transactions already identified in the agreed Business Plan.
(c)	Entering into transactions that may require VinFast to directly participate as a contracting party.
3.3	Accounting

As the Business Cooperation is conducted on the basis of the Parties’ contributions without establishing a new legal entity, the Parties agree that SGC shall be responsible for recording all revenues and expenses arising from the business activities under the Business Plan in accordance with applicable laws, and each Party shall be responsible for declaring and paying taxes to the State authorities in respect of the benefits it receives from the Business Cooperation.

3.4	Reporting
(a)

On a quarterly basis, no later than the [***] day of the month immediately following the end of each quarter, SGC shall deliver to VinFast the financial statements and business report of such quarter in respect of the Business Cooperation.

(b)	No later than [***] of each year, SGC shall deliver to VinFast the audited financial statements for the preceding year, including the business results of the Business Cooperation.
(c)

Extraordinary reporting: in the event of any unusual incident that may affect the business results and/or the Shared Profit of VinFast, SGC shall immediately notify VinFast thereof. The Parties shall promptly discuss and agree on appropriate remedial measures (if necessary).

ARTICLE 4. RESPONSIBILITIES OF THE PARTIES

4.1General Responsibilities

(a)

The Parties hereby undertake to cooperate with each other in the spirit of good faith, fairness, and mutual support so that SGC may complete the investment and business activities under the Business Plan, on the principle of maximizing the strengths of each Party in order to achieve the best possible results of the Business Cooperation.

(b)	Each Party undertakes to fully comply with its obligations, agreements, and undertakings under this Agreement.
(c)	Each Party shall cooperate closely to complete the tasks required to be performed within the shortest practicable time after the execution of this Agreement.
(d)	Each Party shall execute all documents and perform all other acts within its authority as may be necessary to ensure that the provisions of this Agreement are fully effective.
(e)

Each Party shall promptly provide the other Party with information, once it becomes aware of the occurrence of any event or circumstance which may (i) affect its ability to perform its obligations, undertakings, or agreements under this Agreement, or (ii) adversely affect the rights and interests of the other Party under this Agreement.

4.2	Rights and Responsibilities of SGC
(a)	SGC shall use the Capital Contribution received from VinFast solely for the purpose of implementing the Business Plan in accordance with this Agreement.
(b)	SGC shall have the right and responsibility to organize, manage, and carry out all business activities under the Business Plan.
(c)

SGC shall have the right to determine the business models, forms, types, and templates of contracts or other agreements necessary to be entered into with customers for the purpose of implementing the Business Plan, as well as customer care and after-sales services.

(d)	SGC shall have the right and responsibility to organize and operate customer care and after-sales policies in accordance with SGC’s standards.
(e)

SGC shall be responsible for arranging, and shall have the right to continue raising, additional capital from other partners in forms permitted by law to ensure the remaining funding required for the implementation of the Business Plan, provided that such capital raising does not affect the rights, interests, or profit allocations of VinFast under this Agreement, SGC shall notify VinFast of such capital raising plan prior to its implementation and shall commit to maintaining sufficient equity capital and satisfy all conditions as required by the lender.

(f)

SGC shall be responsible for addressing and resolving all inquiries and shall bear all costs arising in connection with complaints or disputes with customers during the implementation of the Business Plan.

(g)

SGC shall have the right to approve receipts and expenditures during the implementation of the Business Plan and shall be responsible for organizing and managing the monitoring of receipts, expenditures, and profit allocations in accordance with this Agreement.

(h)

SGC shall be responsible for reporting to VinFast on the use of the Capital Contribution and on the investment and business activities under this Agreement as set forth in Article 3.4, unless otherwise agreed by the Parties.

(i)

SGC shall be responsible for distributing profits, repaying the Capital Contribution, and paying any interest, fees, or other amounts (if any) to VinFast in accordance with Article 5 of this Agreement.

(j)	Performing other responsibilities as required by law and as agreed with relevant parties in its capacity as SGC of the Project.
(k)

SGC shall, in good faith, give priority to allocating areas within the project under the scope of the Business Cooperation for the development of infrastructure serving electric vehicles, and cooperate with VinFast and VinFast’s partners in implementing incentive programs related to electric vehicles at this project as well as other green transportation programs;

(l)	Other rights and obligations as provided in this Agreement and under applicable laws.
4.3	Rights and Responsibilities of VinFast

(a)	VinFast shall be responsible for completing its capital contributions as agreed in the schedule to enable SGC to carry out the investment and business activities in accordance with this Agreement.
(b)	VinFast shall have the right to mortgage its rights arising under this Agreement to secure its lawful financing as needed, including but not limited to its Capital Contribution.
(c)

VinFast shall have the right to receive reports on the use of the Capital Contribution and on the investment and business activities under this Agreement as set forth in Article 3.4, unless otherwise agreed by the Parties.

(d)

VinFast shall have the right to receive profit distributions based on actual business results and to receive repayment of its Capital Contribution, together with any interest, fees, or other amounts (if any), in accordance with Article 5 of this Agreement.

(e)	Other rights and obligations as provided in this Agreement and under applicable laws.

ARTICLE 5.CONTRIBUTIONS OF THE PARTIES

5.1	To implement the Business Cooperation, the Parties agree on their respective contribution obligations as follows:
(a)

SGC shall contribute the rights to develop and exploit the business projects under the Business Plan (including existing and future projects (if any)), together with its efforts, management costs, and operational expenses during the Cooperation Term for the implementation of the Business Plan

(b)

VinFast, from its own funds or funds raised from financial institutions/credit institutions, shall contribute cash up to a maximum of VND 20,700,000,000,000 (in words: Twenty trillion seven hundred billion Vietnamese Dong) (the “Capital Contribution”). The Deposit under the In-principle Agreement shall be deducted from the Capital Contribution

5.2	VinFast shall be responsible for transferring the Capital Contribution as follows:
-

Within [***] Business Days from the date of this Agreement: VinFast shall contribute VND[***] billion. This contribution shall be set off against the Deposit previously made by VinFast under the Memorandum of Understanding.

-

Subsequent contributions: VinFast shall transfer the contributions to SGC in accordance with the progress of the investment and business opportunity exploration activities, based on SGC’s monthly written notices and subject to VinFast’s approval.

The Capital Contribution shall be transferred to SGC by wire transfer to the following bank account of SGC:

Account holder: [***]

Account number: [***]

At: [***]

ARTICLE 6.PROFIT DISTRIBUTION AND REPAYMENT OF CAPITAL CONTRIBUTION

6.1

The Parties agree that, based on the Business Plan, VinFast shall be entitled to the Shared Profit before tax throughout the Cooperation Term, and SGC shall be entitled to the remaining portion of the pre-tax profit after allocating to VinFast the Shared Profit and after fully reimbursing the Capital Contribution to VinFast in accordance with Article 6.4 of this Agreement.

In the event that the Shared Profit is different than the Committed Benefit, the Parties shall adjust the profit-sharing ratio so that the Shared Profit corresponds to the Committed Benefit.

6.2

The Parties hereby agree that, to the extent permitted by law, every [***] and [***] from the date of execution of this Agreement, based on the results of the implementation of the Business Plan, the Parties shall jointly calculate the performance, determine the pre-tax profits derived from the actual business results under the Business Plan, and agree on the method of profit distribution for each Party in accordance with the principle set forth in Article 6.1 of this Agreement.

6.3	Within [***] ([***]) Business Days from the termination of this Agreement, SGC shall complete the final settlement of the investment cooperation transactions under this Agreement and shall:

(a)	Repay the entire Capital Contribution to VinFast;
(b)

Allocate to VinFast any remaining Shared Profit (if any, after deduction of the amounts already distributed to VinFast pursuant to Article 6.2 of this Agreement) up to the time of final settlement, of the investment cooperation with VinFast, which shall in any event include a portion of return to which VinFast is entitled that be not less than the Committed Benefit.

6.4

The payment of Shared Profit, repayment of the Capital Contribution, and any interest, fees, etc. payable to VinFast shall be made by wire transfer to VinFast’s account (sole and irrevocable) with the following details:

Account holder: [***]

Account number: [***]

At: [***]

6.5

VinFast shall have the right to conduct, or to appoint an independent auditing firm to conduct, an audit of the Shared Profit allocated to VinFast to ensure compliance with the provisions of this Agreement.

6.6

In the event that SGC delays the payment of Shared Profit and/or the repayment of the Capital Contribution to VinFast, SGC shall pay a late payment penalty at the rate of [***]% per annum on the overdue amount, calculated from the due date until the date on which SGC has fully discharged its payment obligations.

6.7

For the avoidance of doubt, as the Business Cooperation between SGC and VinFast covers the entire business operations of SGC under the Business Plan agreed by the Parties, it is assumed that as of the Effective Date of this Agreement, SGC has:

(a)	No undistributed profits.
(b)	No unremedied or unrecouped losses.
(c)	No debts or financial obligations giving rise to costs outside the scope of the cooperation.
(d)	No receivables or payables outside the scope of the cooperation.

Any of the above items (if any) shall be excluded from the business results within the scope of cooperation of the Parties under this Agreement.

6.8

To secure the obligation to distribute the Shared Profit and to reimburse the Capital Contribution to VinFast in accordance with the agreement set forth in this Article 6, SGC agrees to provide VinFast with appropriate security measures and collateral in compliance with applicable laws and under the terms and conditions mutually agreed by the Parties (the “Security”) including but not limited to property rights related to projects under the Business Plan, shares, or other assets, to be pledged in line with VinFast’s contribution schedule as stipulated in Article 5. The security arrangement shall be executed in a separate written instrument once agreed upon by the Parties.

ARTICLE 7.MANAGEMENT OF THE IMPLEMENTATION OF THE BUSINESS PLAN

7.1	SGC shall be responsible for obtaining all approvals, licenses, and consents necessary for the investment and business activities under the Business Plan in compliance with applicable laws.
7.2

SGC shall be responsible for carrying out the organization of business activities, including but not limited to searching for, introducing, advising, and persuading customers, for the purpose of implementing the Business Plan in the most efficient manner.

7.3	SGC shall be the Party signing all documents and papers related to the implementation of the Business Plan.
7.4

All receipts and expenditures related to the implementation of the Business Plan shall be made through the account of SGC, provided that SGC shall monitor and account for such receipts and expenditures under the Business Plan separately from those relating to its own independent activities that are not within the scope of the Business Cooperation.

ARTICLE 8.EFFECTIVENESS AND TERMINATION

8.1

The Parties agree that this Agreement shall take effect from the date of its execution and remain in full force and effect until the expiration of the Cooperation Term, except as provided in Article 2.3 of this Agreement

8.2

Provided that VinFast has transferred the Capital Contribution in accordance with Article 5.2 of this Agreement, neither Party shall have the right to unilaterally terminate this Agreement for any reason whatsoever.

ARTICLE 9.CONFIDENTIALITY

9.1	The Parties shall agree on the form, timing, and content of any information to be made public, including to the press, in connection with this Agreement.
9.2

Each Party shall keep confidential and shall not disclose or use any information received or obtained as a result of the execution of this Agreement (or any agreement entered into pursuant to this Agreement).

9.3	Article 9.2 of this Agreement shall not prohibit the disclosure or use of any information if and to the extent that:
(a)

such disclosure or use is required by law, by any lender, by any regulatory authority, or by any recognized stock exchange on which the shares of either Party and/or its parent or subsidiary are listed, or by any accounting standards in accordance with which the published audited accounts of either Party are prepared;

(b)

such disclosure or use is required for the purposes of any legal proceedings arising out of or in connection with any other agreement entered into pursuant to this Agreement, or is made to any tax authority in connection with the disclosing Party’s tax affairs, or is otherwise required by law or pursuant to an order of any relevant regulatory authority;

(c)	such disclosure is made to professional advisers or to existing or prospective financiers of either Party on a need-to-know basis;
(d)	such information is or becomes publicly available (other than by reason of a breach of this Agreement); or
(e)	the other Party has given its prior written consent to such disclosure or use.
9.4	The Parties agree that this Article shall survive the termination of this Agreement.

ARTICLE 10.NOTICES

10.1

All notices and communications of information between the parties in connection with the performance of this Agreement shall be in writing and shall be delivered to the addresses of the Parties as set out at the beginning of this Agreement, or to such other address as may be notified by either Party from time to time.

10.2

Each Party shall be responsible for notifying and registering in writing with the other Parties any changes to the above address. Any notice of change of address shall become effective [***] ([***]) days after all other Parties have received such notice.

10.3	Any notice or communication shall be deemed to have been received:
(a)	if delivered by hand, at the time of delivery;
(b)	if sent by registered mail, at the end of [***] ([***]) Business Days after posting (with postal confirmation);
(c)	if sent by fax, when the sender receives a fax transmission report or other confirmation evidencing that the notice or message has been fully transmitted to the recipient’s fax machine;
(d)	if sent by courier service, at the time of confirmation of receipt of the package containing such notice or communication

ARTICLE 11.MISCELLANEOUS

11.1This Agreement shall be governed by and construed in accordance with the laws of Vietnam

11.2	Capitalized terms used in this Agreement but not defined in Article 1.1 shall have the meanings ascribed to them in the In-principle Agreement.
11.3

This Agreement shall not terminate or supersede the validity of the In-principle Agreement previously entered into by the Parties. Unless otherwise provided herein, the provisions of the In-principle Agreement shall remain binding on the Parties. In the event of any conflict or inconsistency between this Agreement and the In-principle Agreement, the provisions of this Agreement shall prevail.

11.4	Any amendment or supplement to this Agreement shall be effective only if made in writing and duly executed by the Parties.

11.5

Any dispute arising out of or in connection with this Agreement (including any question regarding its existence, validity, or termination) shall first be resolved by the Parties through good faith negotiations. If such dispute is not resolved by negotiation within thirty (30) days from the commencement of negotiations, either Party may submit the dispute to the competent Court of Vietnam

11.6

The failure or omission of any Party to exercise any of its rights, powers, or remedies under this Agreement shall not affect that Party’s ability (to the extent permitted under Vietnamese law) to exercise such rights, powers, or remedies, nor shall it affect the exercise of any other rights, powers, or remedies.

11.7

Neither Party may assign or transfer (in any manner whatsoever) any of its rights or obligations under this Agreement without the prior written consent of the other Party, except for an assignment in connection with VinFast’s mortgage of rights arising under this Agreement pursuant to Article 4.3(b) of this Agreement.

11.8

Each provision of this Agreement and each part thereof is separate and distinct from the others. If any provision of this Agreement is held to be invalid, illegal, or unenforceable under applicable law, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired.

11.9

Each Party acknowledges and agrees that compensation may not be an adequate remedy for any breach of this Agreement. Accordingly, each Party agrees that, in addition to any other rights and remedies that the other Party may have (including the right to claim compensation), the other Party shall be entitled to seek interim injunctive relief to prevent the breaching Party from violating any provision of this Agreement and to require the breaching Party to specifically perform its obligations hereunder to complete the transactions contemplated by this Agreement.

11.10	This Agreement is executed in four (04) original counterparts in Vietnamese, each of which shall have equal legal validity. Each Party shall retain two (02) counterparts for implementation purposes.

This Agreement shall become effective as of the date of signing stated at the beginning of this Agreement.

[The remainder of this page is intentionally left blank]

EXECUTION

IN WITNESS WHEREOF, the duly authorized representatives of the Parties have executed this Agreement as of the date first written above.

For and on behalf of

SAIGON GLORY LIMITED LIABILITY COMPANY

Signed and Sealed

/s/[***]

Title: [***]

For and on behalf of

VINFAST TRADING AND PRODUCTION JOINT STOCK COMPANY

Signed and Sealed

/s/[***]

Title: [***]

SCHEDULE 1

BUSINESS PLAN

I.	OVERVIEW
-	Saigon Glory is currently implementing a key project: the [***] (the “Project”), [***]
-	SGC is approaching partners for new business opportunities and will provide information to VinFast so that both Parties can jointly agree on adjustments to the Business Plan.
II.	PROJECT INFORMATION

Project name:	[***]
Location:	[***]
Developer:	Saigon Glory Limited Liability Company
Product types:	[***]
Project scale:	[***]
Total gross floor area:	[***]
Number of towers:	[***]
Podium:	[***]
Height of 2 towers:	[***]
Apartment size range:	[***]
On-site facilities:	[***]

-	Expected P&L

Unit: billion Vietnam dong

No.	Category	Total	2026	2027	2028	2029
I	REVENUE	[***]	[***]	[***]	[***]	[***]
1	Apartment	[***]	[***]	[***]	[***]	[***]
2	Officetel	[***]	[***]	[***]	[***]	[***]
3	Commercial floor	[***]	[***]	[***]	[***]	[***]
4	Commercial floor – basement	[***]	[***]	[***]	[***]	[***]
II	COST	[***]	[***]	[***]	[***]	[***]
1	Land cost + Site clearance	[***]	[***]	[***]	[***]	[***]
2	Construction	[***]	[***]	[***]	[***]	[***]
3	Branding expenses	[***]	[***]	[***]	[***]	[***]
III	GROSS PROFIT	[***]	[***]	[***]	[***]	[***]
IV	SALE MANAGEMENT EXPENSES + LOAN INTEREST	[***]	[***]	[***]	[***]	[***]
1	Sale expenses	[***]	[***]	[***]	[***]	[***]
2	Interest support	[***]	[***]	[***]	[***]	[***]
3	Corporate management expenses	[***]	[***]	[***]	[***]	[***]
4	Marketing expenses + Bank guarantee expenses	[***]	[***]	[***]	[***]	[***]
5	Loan Interest	[***]	[***]	[***]	[***]	[***]
6	Expense Provision	[***]	[***]	[***]	[***]	[***]
V	PROFIT BEFORE TAX	[***]	[***]	[***]	[***]	[***]
VI	VINFAST DISTRIBUTION (90%) (Committed Benefit)	20,814	[***]	[***]	[***]	[***]